ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2013 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Schedule I

Deutsche Bank Trust Company Americas

Direct Email: dbsec.notifications@db.com

Recipient Role	Deal Name		Midland Role
Certificate Administrator	Aventura Mall Trust	Series 2013-AVM	Master & Special
Trustee	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C11	Special Servicer
and MS & SS on Southdale Center loan and Mall at Tuttle Crossing loan serviced under the MS 2013-C10 PSA
Certificate Administrator	Del Coronado Trust	Series 2013-DEL MZ	Special Servicer
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special only on the 15 MetroTech Center loan serviced under the MS 2013-C12 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master & Special
the Moffett Tower Phase II loan serviced under the COMM 2013-CCRE7 PSA and the Paramount Building loan serviced under the COMM 2013-CCRE9 PSA
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
and Moffitt Towers loan serviced under the COMM 2013-LC6 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6	Master Servicer
Moffett Towers loan & 540 W Madison loan both serviced under the COMM 2013-LC6 PSA
Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
and Oglethorpe Mall loan serviced under the COMM 2013-CCRE11 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Subservicer
and the Miracle Mile loan serviced under the COMM 2013-CCRE12 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
and the Miracle Mile loan serviced under the COMM 2013-CCRE12 PSA
Certificate Administrator	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Trustee	GS Mortgage Securities Corporation II	Series 2012-GCJ7	Special Servicer
Trustee	IMPAC Secured Assets Corp.	Series 2007-2	Primary Servicer
Non-Lead Certificate Admin	Morgan Stanley Capital I, Inc.	Series 2013-C12	Special Servicer
and the Burnham Center loan serviced under the MS 2013-C10 PSA
Trustee	SBA CMBS-1 Depositor, LLC	Series 2010-1, 2010-2	Master & Special
Trustee	SBA Tower Trust	Series 2013-1 and 2013-2	Servicer
Trustee	SBA Tower Trust	Series 2012-1	Master & Special
Trustee	Selkirk No. 1 Trust	Master Servicer
Trustee	Selkirk No. 2 Trust	Master Servicer
Trustee	UBS Commercial Mortgage Trust	Series 2012-C1	Special Servicer
Non-Lead Certificate Admin	UBS-Barclays Commercial Mortgage Trust	Series 2013-C6	Master Servicer
Trustee	UBS-Barclays Commercial Mortgage Trust	Series 2013-C5	Master & Special
and the Santa Anita Mall loan serviced under the UBSB 2013-C6 PSA
Trustee	UBS-Barclays Commercial Mortgage Trust	Series 2012-C3	Master Servicer
Trustee	UBS-Citibank Commercial Mortgage Trust	Series 2011-C1	Primary Servicer
Trustee	UBS-Citibank Commercial Mortgage Trust	Series 2011-C1	Special Servicer
Trustee	Wells Fargo Commercial Mortgage Securities, Inc.	Series 2010-C1	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2013-C18	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2012-C6	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2011-C5	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2011-C4	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2011-C3	Special Servicer
Trustee	WF-RBs Commercial Mortgage Trust	Series 2011-C2	Special Servicer